AMENDMENT TO

THIRD PARTY SECURITIES LENDING RIDER

This Amendment (“Amendment”) to the Third Party Securities Lending Rider, dated June 18, 2018 as amended October 4, 2018, December 11, 2018, November 14, 2019 and December 18, 2019 among J.P. Morgan Exchange-Traded Fund Trust on behalf of its series listed on Schedule A thereto severally and not jointly (each, a “Lender”), JPMorgan Chase Bank, N.A. (“J.P. Morgan”), and Citibank, N.A. (“Agent”), as amended (the “Rider”) is made and entered into as of March __, 2020.

WITNESSETH:

WHEREAS, the parties entered into the Rider pursuant to which J.P. Morgan was appointed to provide certain Services described therein;

WHEREAS, the parties desire to amend Schedule A to the Rider as set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereby agree as follows:

1. Definitions. Unless otherwise defined herein, defined terms used in this Amendment shall have the meaning ascribed to such terms in the Rider.

2. Amendments. The Rider shall be amended as follows:

(A) Schedule A to the Rider is hereby deleted in its entirety and replaced with Schedule A attached hereto.

(B) Save as modified by this Amendment, the Rider is confirmed and shall remain in full force and effect.

3. Representations. Each party represents to the other parties that all representations contained in the Rider are true and accurate as of the date of this Amendment, and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment.

4. Entire Agreement. This Amendment and the Rider and any documents referred to in each of them, constitutes the whole agreement between the parties relating to their subject matter and supersedes and extinguishes any other drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter. If any of the provisions of this Amendment are inconsistent with or in conflict with any of the provisions of the Rider then, to the extent of any such inconsistency or conflict, the provisions of this Amendment shall prevail as between the parties. Each reference to the Rider shall hereafter be construed as a reference to the Rider as amended as of October 4, 2018, December 11, 2018, November 14, 2019 and December 19, 2019 and further amended by this Amendment. Except as provided in this Amendment, the provisions of the Rider remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by each Party hereto.

5. Counterparts. This Amendment may be executed in any number of counterparts which together shall constitute one agreement. Each party hereto may enter into this Amendment by executing a counterpart and this Amendment shall not take effect until it has been executed by all parties.

6. Law and Jurisdiction. This Amendment shall be governed by, and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

JPMorgan Chase Bank, N.A.	J.P. Morgan Exchange-Traded Fund Trust
on behalf of its series listed on Schedule A hereto severally and not jointly

By:	By:
Name:	Name:	Joanna Gallegos
Title:	Title:	President
Date:	Date:

Citibank, N.A.

By:
Name:
Title:
Date:

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SCHEDULE A

List of Lenders & Accounts

Fund Name	Custody Account Number
JPMORGAN DIVERSIFIED RETURN GLOBAL EQUITY ETF	[Redacted]
JPMORGAN DIVERSIFIED RETURN EMERGING MARKETS EQUITY ETF	[Redacted]
JPMORGAN DIVERSIFIED RETURN INTERNATIONAL EQUITY ETF	[Redacted]
JPMORGAN DISCIPLINED HIGH YIELD ETF	[Redacted]
JPMORGAN DIVERSIFIED RETURN EUROPE EQUITY ETF	[Redacted]
JPMORGAN EVENT DRIVEN ETF	[Redacted]
JPMORGAN ULTRA-SHORT INCOME ETF	[Redacted]
JPMORGAN LONG/SHORT ETF	[Redacted]
JPMORGAN USD EMERGING MARKETS SOVEREIGN BOND ETF	[Redacted]
JPMORGAN DIVERSIFIED RETURN U.S. EQUITY ETF	[Redacted]
JPMORGAN U.S. DIVIDEND ETF	[Redacted]
JPMORGAN U.S. MINIMUM VOLATILITY ETF	[Redacted]
JPMORGAN U.S. MOMENTUM FACTOR ETF	[Redacted]
JPMORGAN U.S. QUALITY FACTOR ETF	[Redacted]
JPMORGAN U.S. VALUE FACTOR ETF	[Redacted]
JPMORGAN DIVERSIFIED RETURN U.S. MID CAP EQUITY ETF	[Redacted]
JPMORGAN DIVERSIFIED RETURN U.S. SMALL CAP EQUITY ETF	[Redacted]
JPMORGAN BETABUILDERS EUROPE ETF	[Redacted]
JPMORGAN BETABUILDERS DEVELOPED ASIA ex-JAPAN ETF	[Redacted]
JPMORGAN BETABUILDERS JAPAN ETF	[Redacted]
JPMORGAN BETABUILDERS CANADA ETF	[Redacted]
JPMORGAN BETABUILDERS MSCI US REIT ETF	[Redacted]
JPMORGAN ULTRA-SHORT MUNICIPAL ETF	[Redacted]
JPMORGAN MUNICIPAL ETF	[Redacted]
JPMORGAN CORPORATE BOND RESEARCH ENHANCED ETF	[Redacted]
JPMORGAN U.S. AGGREGATE BOND ETF	[Redacted]
JPMORGAN CORE PLUS BOND ETF	[Redacted]
JPMORGAN BETABUILDERS U.S. EQUITY ETF	[Redacted]
JPMORGAN BETABUILDERS 1-5 YEAR U.S. AGGREGATE BOND ETF	[Redacted]
JPMORGAN INFLATION MANAGED BOND ETF	[Redacted]
JPMORGAN INCOME BUILDER BLEND ETF	[Redacted]
JPMORGAN BETABUILDERS INTERNATIONAL EQUITY ETF	[Redacted]
JPMORGAN BETABUILDERS U.S. MID CAP EQUITY ETF	[Redacted]
JPMORGAN EQUITY PREMIUM INCOME ETF	[Redacted]
JPMORGAN INTERNATIONAL GROWTH ETF	[Redacted]
JPMORGAN LARGE CAP GROWTH ETF	[Redacted]

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